Exhibit 99.1

The Arena Group Receives Continued Listing Standard Notice from NYSE

NEW YORK – October 8, 2024 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“Arena” or the “Company”), a technology platform and media company home to more than 265 brands, today announced that it received a notification (“Letter”) on October 2, 2024 from the NYSE American informing the Company that it is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of (i) $2.0 million or more if the Company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, (ii) $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years and (iii) $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively.

The Company has until November 1, 2024, to submit a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by April 2, 2026, which is 18-months from receipt of the Letter (“Cure Period”). The Company intends to submit a plan to regain compliance with NYSE American listing standards. If the NYSE American accepts the Plan, the Company will be able to continue its listing during the Plan period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the NYSE American and, if the Plan is approved and adhered to, during the Cure Period. Furthermore, the Company’s receipt of the Letter from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

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About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like TheStreet, Parade, Men’s Journal and Athlon Sports to build their businesses. The company aggregates content across a diverse portfolio of over 265 brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the Company’s anticipated future expenses and investments, business strategy and plans, expectations relating to its industry, market conditions and market trends and growth, market position and potential market opportunities, and objectives for future operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the remaining effects of the COVID-19 pandemic and impact on the demand for the Company products; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; potential delisting from the NYSE American; and those factors detailed by the Company in its public filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact
Rob Fink, FNK IR
aren@fnkir.com
646.809.4048

The Arena Group Contact
Steve Janisse
c-sjanisse@thearenagroup.net
404.574.9206